FOURTH AMENDMENT TO MASTER LOAN AGREEMENT

THIS FOURTH AMENDMENT TO MASTER LOAN AGREEMENT (this “Fourth Amendment”) is entered into as of May 26, 2023, by and between CONTRAIL AVIATION SUPPORT, LLC (“CAS”), Contrail Aviation Leasing, LLC (“CAL,” and together with CAS, collectively, the “Borrowers”) and OLD NATIONAL BANK (the “Lender, and together with CAS and CAL, collectively the “Parties”) and amends that certain Master Loan Agreement dated as of June 24, 2019.
RECITALS
The Parties are parties to the Master Loan Agreement dated as of June 24, 2019, as amended by the First Amendment to Master Loan Agreement dated November 24, 2020, and by the Second Amendment to Master Loan Agreement dated November 8, 2022, and by the Third Amendment to Master Loan Agreement dated March 22, 2023 by and among the Parties (collectively, the “Master Loan Agreement”).
The Parties desire to amend the Master Loan Agreement as provided below.
AGREEMENT
In consideration of the recitals, the promises and agreements set forth in the Master Loan Agreement and this Fourth Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:
1.DEFINITIONS AND REFERENCES.
Capitalized terms not otherwise defined herein have the meanings assigned in the Master Loan Agreement. All references to the Master Loan Agreement contained in the Master Loan Agreement, Collateral Documents and the other Loan Documents shall mean the Master Loan Agreement as amended by this Fourth Amendment.
2.SECTION 2.1 DEFINITIONS:
The defined term “LIBOR Rate” shall be deleted in its entirety and its use throughout the Master Loan Agreement shall be replaced with the defined term “1-Month Term SOFR Rate”.
“1-Month Term SOFR Rate” means the rate per annum of a one-month forward looking term rate based on the Secured Overnight Financing Rate (“SOFR”) that is administered by the CME Group and published on its website at 5 a.m. Chicago time each day that the Federal Reserve Bank of New York publishes SOFR, set two U.S. Government Securities Business Days prior to the Interest Payment Date, with such other conventions established by Lender in accordance with industry standards, as determined in its reasonable discretion.

As used herein, “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

As used herein “Interest Payment Date” means the date that a payment is due as stated in the applicable Note.

Lender will provide reasonable notice to Borrower of any conventions related to the 1-Month Term SOFR that are not already set forth herein.

The defined term “LIBOR Rate Loan” shall be deleted in its entirety and its use throughout the Master Loan Agreement shall be replaced with the defined term “SOFR Rate Loan”.

“SOFR Rate Loan” means a Loan bearing interest at a rate determined by reference to the 1-Month Term SOFR Rate.

3.NO WAIVER.
Nothing contained herein shall be construed as a waiver by Lender of: (a) any of its rights and remedies under the Master Loan Agreement, the Loan Documents, at law or in equity; or (b) Borrowers’ continued compliance with each representation, warranty, covenant and provision of the Master Loan Agreement and the other Loan Documents. Borrowers acknowledge and agree that no waiver of any provision of the Master Loan Agreement or the other Loan Documents by Lender has occurred and that nothing contained herein shall impair the right of Lender to require strict performance by Borrowers of the Master Loan Agreement and the other Loan Documents. Further, Borrowers acknowledge and agree that no delay by Lender in exercising any right, power or privilege under the Master Loan Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.
4.REPRESENTATIONS AND WARRANTIES.
Borrowers represent and warrant to Lender that:
(a)The execution and delivery of this Fourth Amendment is within its power and authority, has been duly authorized by all proper action on the part of Borrowers, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of Borrowers or the terms of any agreement, restriction or undertaking to which either Borrower is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.
(b)This Fourth Amendment has been duly executed and delivered by Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)The representations and warranties contained in the Master Loan Agreement are correct and complete as of the date of this Fourth Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Master Loan Agreement.

5.MISCELLANEOUS.
(a)Expenses and Fees. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s outside counsel.
(b)Amendments and Waivers. This Fourth Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.
(c)Headings. The headings in this Fourth Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Fourth Amendment.
(d)Affirmation. Each Party hereto affirms and acknowledges that the Master Loan Agreement as amended by this Fourth Amendment remains in full force and effect in accordance with its terms, as amended hereby.
(e)Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
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IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the day and year first above written.
BORROWERS:                        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK
By:    /s/ Joseph Kuhn                    By:     /s/ Tommy Olson
Joseph Kuhn                            Tommy Olson
Its: CEO                            Its: SVP

CONTRAIL AVIATION LEASING, LLC
By:    /s/ Joseph Kuhn
Joseph Kuhn
Its: CEO

[Fourth Amendment to Master Loan Agreement]